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                                  EXHIBIT 4(d)

  Agreement to furnish instruments defining rights of holders of long-term debt

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                                 August 22, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re: Worthington Industries, Inc. - Form 10-K for the fiscal year ended May 31, 2003

Ladies and Gentlemen:

                  Worthington Industries, Inc., an Ohio corporation, is today executing and filing a Form 10-K, Annual Report for the fiscal year ended May 31, 2003 (the "Form 10-K").

                  Pursuant to the instructions relating to the Exhibits in Item 601 of Regulation S-K, Worthington Industries, Inc. hereby agrees to furnish to the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. Such long-term debt does not exceed 10% of the total assets of Worthington Industries, Inc. and its subsidiaries on a consolidated basis.

                                        Very truly yours,

                                        WORTHINGTON INDUSTRIES, INC.

                                        /s/  John T. Baldwin
                                        ----------------------------------------
                                        John T. Baldwin
                                        Vice President & Chief Financial Officer

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